VOTING FORM
                      METROMEDIA INTERNATIONAL GROUP, INC.
                             ONE MEADOWLANDS PLAZA
                       EAST RUTHERFORD, NEW JERSEY 07073

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                              HELD ON   -  , 1999.

    The undersigned hereby appoints Arnold L. Wadler and Silvia Kessel, or any of them, each with full power of substitution, as proxies or proxy of the undersigned and hereby authorizes them to represent and vote as designated below all shares of Common Stock, par value $1.00 per share, of Metromedia International Group, Inc. (the "Corporation") held of record by the undersigned
at the close of business on   -  , 1999 at the Annual Meeting of Stockholders
(the "Annual Meeting") to be held on   -  , 1999 at 1285 Avenue of the Americas,
New York, New York 10019, or any adjournment or postponement thereof, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and such other matters as may properly be brought before the Annual Meeting.

    This signed Voting Form revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Joint Proxy Statement/ Prospectus relating to the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH BELOW UNDER ITEMS 1-3.

1. PROPOSAL ONE. Approval of the merger of Moscow Communications, Inc., a Delaware corporation ("Merger Sub"), with and into PLD Telekom Inc., a Delaware corporation, and adoption of an Agreement and Plan of Merger, dated as of May 18, 1999, among the Corporation, Merger Sub and PLD Telekom, Inc. (check one box)

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2.  PROPOSAL TWO.

     Election of Directors   For the nominees listed below)  WITHHOLD AUTHORITY
                             / /                             to vote for
                                                             nominees listed
                                                             below / /

Nominees: John P. Imlay, Jr., John W. Kluge, Stuart Subotnick (For, except vote withheld from the following nominees:

--------------------------------------------------------------------------------

                          (CONTINUED ON REVERSE SIDE)

3. PROPOSAL THREE. Ratification of the selection of KPMG LLP as the Corporation's independent auditors for the fiscal year ending December 31, 1999. (check one box)

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSAL.

4. PROPOSAL FOUR. Approval and adoption of an amendment to the Corporation's certificate of incorporation to permit stockholders to take action by written consent and to call special meetings. (check one box)

            / /  FOR            / /  AGAINST            / /  ABSTAIN

WHEN PROPERLY EXECUTED, THIS VOTING FORM WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS VOTING FORM WILL BE VOTED FOR PROPOSALS ONE, TWO AND THREE AND AGAINST PROPOSAL FOUR. PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
                                      Dated ______________________________, 1999
                                      __________________________________________
                                      __________________________________________
                                                      Signature
                                      __________________________________________
                                              Signature, if held jointly

                                      Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.
                                      PLEASE COMPLETE, DATE, SIGN AND RETURN
                                      THIS VOTING FORM PROMPTLY, USING THE
                                      ENCLOSED ENVELOPE.